SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                -------------------


                                     Form 8-K

                                  CURRENT REPORT



                        Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934



                           Date of Report: May 10, 1998




Commission        Exact name of registrant as specified in its charter    State of         I.R.S. Employer
File Number       and principal office address and telephone number       Incorporation    ID. Number

1-4514            Consolidated Edison, Inc.                               New York         13-3965100
                  4 Irving Place, New York, New York 10003
                  (212) 460-3900


 1-1217           Consolidated Edison Company
                  of New York, Inc.                                       New York         13-5009340
                  4 Irving Place, New York, New York 10003
                  (212) 460-4600




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                     INFORMATION TO BE INCLUDED IN THE REPORT



ITEM 5.  OTHER EVENTS


On May 10, 1998, Consolidated Edison, Inc. ("CEI"), the holding company for Consolidated Edison Company of New York, Inc. ("Con Edison"), agreed to acquire Orange and Rockland Utilities, Inc. ("O&R") for cash at a price of $58.50 per share of O&R common stock (approximately $790 million in aggregate) pursuant to an Agreement and Plan of Merger, a copy of which is filed as an exhibit to this report. The acquisition is to be accomplished through the merger of O&R into C Acquisition Corp., a CEI subsidiary. The transaction is subject to certain conditions, including the approval of the holders of O&R's common stock and the approval of the New York, New Jersey and Pennsylvania utility regulators, the Federal Energy Regulatory Commission and the Securities and Exchange Commission. The transaction is not subject to the approval of CEI's shareholders.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits

      10 Agreement and Plan of Merger, dated May 10, 1998, by and among O&R, CEI and C Acquisition Corp.




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                                     SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            CONSOLIDATED EDISON, INC.

                            CONSOLIDATED EDISON COMPANY
                                OF NEW YORK, INC.


                                          By:   __________________
                                                Hyman Schoenblum
                                                Vice President and Controller



DATE:  May 13, 1998